EXHIBIT 4.

    FORM OF CERTIFICATE FOR SHARES OF COMMON STOCK OF 7-ELEVEN, INC.

The Certificate is printed landscape style on 12" x 8" cream colored bond paper.

On the left side of the Certificate, there is an orange "rectangular" box 2 5/8" x 7 7/16" with five 7-Eleven symbols appearing in each of the corners and in the center of this rectangle.

To the right of this box, there is a shaded oval with an "H" and the words "NUMBER" to be used for the certificate number. Under this oval are the words "INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS."

In the center of the certificate there is a picture of a female surrounded by groceries, with a barn in the background of the picture. There is a conveyor with groceries filling the conveyor. Under this picture are the words:
"7-ELEVEN, INC."
"This Certificate is transferable in Chicago, Illinois or New York, New
York."

To the right of the picture is a shaded oval with the words "Shares" at the bottom of the oval. Under this oval, to the right of the picture, are the words:
COMMON STOCK
$.0001 Par Value
CUSIP 817826 10 0
See Reverse for Certain Definitions

In the center of the certificate is a shaded box approximately 1 1/4" x 6 1/4" with the words:

This Certifies that"  (then a blank space)



is the owner of (then blank space)".

Under this shaded box are the words:
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF
7-Eleven, Inc., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrant. Witness the signatures of its duly authorized officers.

(Signature of) Carol S. Hilburn       (Signature of) Clark J. Matthews, II
Assistant Secretary                                    President and
                                                    Chief Executive Officer

Countersigned and Registered:
HARRIS TRUST AND SAVINGS BANK
Transfer Agent
and Registrar
By:
                                                      Authorized Signature.

To the right side of the document is an orange rectangular box approximately 1 1/4" x 7 7/16".



                                 Tab 1




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On the reverse side of the certificate the following appears:

                          7-ELEVEN, INC.

No holder of any stock of the Corporation shall be entitled, as a matter of right, to subscribe for or purchase any part of any stock, or securities convertible into stock, which the Corporation is authorized to issue. The Corporation is authorized to issue shares of two classes, Common Stock and Preferred Stock. The Stock represented by this certificate is Common Stock. The designation, preferences, limitations and relative rights of each class of authorized stock are set forth in the Restated Articles of Incorporation, as amended and the Statements of Resolution Establishing Series of Shares, if any, copies of which are on file in the office of the Secretary of State of Texas, and will be furnished to any shareholder without charge upon written request to the Corporation at its principal place of business or registered office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants I common                      UNIF GIFT MIN ACT -
TEN ENT - as tenants by the entireties                  Custodian
                                               ---------         ----------
JT  TEN - as joint tenants with                  Cust.             Minor
          right of survivorship and
          not as tenants in common.           Under Uniform Gifts to Minors
                                              Act
                                                 --------------------------
                                                         State

Additional abbreviations may also be used though not in the above list.

For value received,            hereby sell, assign and transfer unto
                   ------------
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Please insert Social Security or other identifying number of assignee
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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
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-----------------------------------------------------------------Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                   ----------------------------------------

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises

Dated,
      -----------------
                              -------------------------------------------
                              NOTICE, The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

SIGNATURE GUARANTEED: